Exhibit 99.1 July 28, 2020 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces Second Quarter 2020 Earnings Updates 2020 Outlook TULSA, Okla. - July 28, 2020 - ONEOK, Inc. (NYSE: OKE) today announced second quarter 2020 financial results and updated its 2020 outlook. Second Quarter 2020 Results: • Net income of $134.3 million, resulting in 32 cents per diluted share. • Adjusted EBITDA of $533.9 million. • Operating income of $355.7 million. • More than $945 million of cash and cash equivalents as of June 30, 2020. Updated 2020 Outlook: Given continued market and industry uncertainty, including recent developments related to crude oil pipeline takeaway in the Williston Basin, ONEOK expects 2020 net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) results to be at the low end of the ranges provided on April 28, 2020. Total capital expenditures for the second half of 2020 are expected to range from approximately $300 million to $400 million. “I am proud of the way our employees continue to operate safely and responsibly and remain focused on providing excellent customer service in a challenging environment,” said Terry K. Spencer, ONEOK president and chief executive officer. “Second quarter results were interrupted by the pandemic’s effect on worldwide crude oil demand, the resulting extensive oil and associated natural gas production curtailments by producers across our operations and low commodity prices. As we return to volumes achieved during early March 2020, we expect our earnings run rate to be in line with our previous expectations. “The trends we are seeing in all of our operating areas are improving,” added Spencer. “Volumes on our systems are sharply increasing as our customers bring production back online with improvements in commodity prices, which is positive for our business in the second half of the year.” -more-

ONEOK Announces Second Quarter 2020 Earnings

July 28, 2020

Page 2

SECOND QUARTER 2020 FINANCIAL PERFORMANCE

	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	**2019**	**2020**	**2019**
	(Millions of dollars, except per share and dividend coverage ratio amounts)			
Net income (loss) (a)	**$ 134.3**	$ 312.0	**$ (7.5)**	$ 649.2
Net income (loss) per diluted share (a)	**$ 0.32**	$ 0.75	**$ (0.02)**	$ 1.56
Adjusted EBITDA (b) (c)	**$ 533.9**	$ 632.4	**$ 1,234.7**	$ 1,269.9
DCF (b)	**$ 300.5**	$ 540.5	**$ 822.9**	$ 1,047.3
DCF in excess of (less than) dividends paid (b)	**$ (86.8)**	$ 183.2	**$ 48.9**	$ 335.8
Dividend coverage ratio (b)	**0.78**	1.51	**1.06**	1.47
Operating income (d)	**$ 355.7**	$ 476.1	**$ 272.3**	$ 944.9
Operating costs	**$ 224.4**	$ 237.7	**$ 431.4**	$ 478.4
Depreciation and amortization	**$ 140.4**	$ 115.0	**$ 272.8**	$ 229.1
Equity in net earnings from investments	**$ 25.3**	$ 34.1	**$ 70.0**	$ 77.6
Capital expenditures	**$ 594.3**	$ 830.5	**$ 1,544.0**	$ 1,720.2

(a) Amounts for the three and six months ended June 30, 2020, include benefits of $4.3 million and $20.0 million, respectively, related to gains on open market repurchases of debt. Amounts for the six months ended June 30, 2020, also include noncash charges of $641.8 million, or $1.17 per diluted share after-tax, related primarily to impairments in the natural gas gathering and processing segment and a benefit of $14.4 million, or 3 cents per diluted share after-tax, related to the mark-to-market of ONEOK's share-based deferred compensation plan.
(b) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow (DCF) and dividend coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are included in this news release.
(c) Amounts for the three and six months ended June 30, 2020, include benefits of $4.3 million and $20.0 million, respectively, related to gains on open market repurchases of debt.
(d) Amount for the six months ended June 30, 2020, includes noncash impairment charges of $604.0 million.

ONEOK reported second quarter 2020 net income and adjusted EBITDA of $134.3 million and $533.9 million, respectively. Results were driven primarily by lower natural gas liquids (NGL) and natural gas volumes due to production curtailments, lower realized commodity prices in the natural gas gathering and processing segment and lower earnings from optimization and marketing in the natural gas liquids segment, compared with the second quarter 2019.

Results benefited from lower rail transportation costs due to the completion of ONEOK's Elk Creek Pipeline and higher Permian Basin average fee rates in the natural gas liquids segment, and higher transportation services in the natural gas pipelines segment, compared with the second quarter 2019.

Second quarter 2020 interest expense increased, compared with the second quarter 2019, due primarily to a $48.3 million impact from the settlement of ONEOK's remaining $1.3 billion of interest-rate swaps used to hedge London Interbank Offered Rate (LIBOR)-based interest payments.

-more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 3 HIGHLIGHTS: • Completing in June 2020 the remaining capacity of the 80,000 barrel per day (bpd) West Texas LPG Pipeline system expansion and connection with the Arbuckle II Pipeline; • Declaring in July 2020 a quarterly dividend of 93.5 cents per share, or $3.74 per share on an annualized basis; • Completing in June 2020 a public offering of 29.9 million shares of common stock resulting in total net proceeds of $937.0 million; • Completing in May 2020 a $1.5 billion public offering of senior notes generating net proceeds of $1.48 billion; • Repaying in May 2020 the remaining $1.25 billion of the $1.5 billion term loan agreement; • Net debt-to-EBITDA ratio as defined in ONEOK’s credit agreement of 4.5 times as of June 30, 2020; and • Having no borrowings outstanding under its $2.5 billion credit agreement and $945.7 million of cash and cash equivalents as of June 30, 2020. BUSINESS-SEGMENT RESULTS: Natural Gas Liquids Segment The natural gas liquids segment reported second quarter 2020 adjusted EBITDA of $337.6 million, which primarily reflects lower optimization and marketing earnings and lower volumes across ONEOK’s operations due to production curtailments, compared with the second quarter 2019. The segment connected one third-party natural gas processing plant to its system in the Permian Basin in the second quarter 2020 and one existing third-party plant in the Mid-Continent region was expanded. Three Months Ended Six Months Ended June 30, June 30, Natural Gas Liquids Segment 2020 2019 2020 2019 (Millions of dollars) Adjusted EBITDA $ 337.6 $ 346.8 $ 748.6 $ 724.4 Capital expenditures $ 459.8 $ 591.8 $ 1,206.0 $ 1,231.1 The decrease in second quarter 2020 adjusted EBITDA, compared with the second quarter 2019, primarily reflects: • A $32.4 million decrease in optimization and marketing due primarily to $22.2 million in lower optimization volumes and narrower location price differentials and a decrease of $11.0 million due to narrower product price differentials; and -more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 4 • An $8.2 million decrease in equity in net earnings from investments due primarily to lower volumes on the Overland Pass Pipeline; offset partially by • A $16.4 million increase in exchange services due to $29.2 million in lower rail transportation and pipeline costs, $15.0 million in higher average fee rates primarily in the Permian Basin and $8.2 million in fees related to minimum volume obligations primarily in the Rocky Mountain region, offset partially by $31.3 million in lower volumes and $5.2 million in narrower product price differentials; and • An $11.1 million decrease in operating costs due primarily to reduced discretionary expenses. The increase in adjusted EBITDA for the six-month 2020 period, compared with the same period last year, primarily reflects: • A $105.4 million increase in exchange services due to $47.4 million in higher volumes primarily in the Rocky Mountain region and Permian Basin, $40.1 million in lower rail transportation and pipeline costs, $33.0 million in higher average fee rates primarily in the Permian Basin, $15.8 million in fees related to minimum volume obligations primarily in the Rocky Mountain region and $7.9 million related to lower unfractionated NGLs held in inventory, offset partially by $26.1 million in lower volumes in the Mid- Continent region and $10.6 million in narrower product price differentials; and • A $20.0 million decrease in operating costs due primarily to reduced discretionary expenses and lower employee-related costs; offset partially by • A $93.0 million decrease in optimization and marketing due primarily to $51.2 million in narrower location price differentials and lower optimization volumes, lower marketing earnings of $30.3 million due to the timing of purity NGL inventory sales and changes in the value of NGLs held in inventory and a decrease of $13.8 million due to narrower product price differentials; and • A $10.4 million decrease in equity in net earnings from investments due primarily to lower volumes on the Overland Pass Pipeline. Natural Gas Gathering and Processing Segment The natural gas gathering and processing segment reported second quarter 2020 adjusted EBITDA of $88.7 million. Production curtailments in the Williston Basin and Mid-Continent region drove lower second quarter 2020 results, compared with the second quarter 2019. Three Months Ended Six Months Ended June 30, June 30, Natural Gas Gathering and Processing Segment 2020 2019 2020 2019 (Millions of dollars) Adjusted EBITDA $ 88.7 $ 186.6 $ 248.4 $ 338.9 Capital expenditures $ 118.2 $ 213.2 $ 299.8 $ 428.4 -more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 5 The decrease in second quarter 2020 adjusted EBITDA, compared with the second quarter 2019, primarily reflects: • A $53.1 million decrease due primarily to lower volumes in the Williston Basin and Mid- Continent region due to production curtailments; and • A $51.8 million decrease due primarily to lower realized commodity prices impacting fee-based contracts with a percent of proceeds (POP) component; offset partially by • A $7.8 million decrease in operating costs due primarily to lower materials and supplies expenses and reduced discretionary expenses. The decrease in adjusted EBITDA for the six-month 2020 period, compared with the same period last year, primarily reflects: • A $69.6 million decrease due primarily to lower realized commodity prices impacting fee-based contracts with a POP component; and • A $31.1 million decrease due primarily to lower volumes in the Williston Basin and Mid- Continent region due to production curtailments; offset partially by • A $9.4 million decrease in operating costs due primarily to lower materials and supplies expenses, reduced discretionary expenses and lower employee-related costs. Natural Gas Pipelines Segment The natural gas pipelines segment’s adjusted EBITDA increased 9% in the second quarter 2020, compared with the same period in 2019, due primarily to higher transportation revenue. Three Months Ended Six Months Ended June 30, June 30, Natural Gas Pipelines Segment 2020 2019 2020 2019 (Millions of dollars) Adjusted EBITDA $ 109.8 $ 100.5 $ 222.4 $ 207.2 Capital expenditures $ 10.9 $ 21.4 $ 27.5 $ 50.1 The increase in second quarter 2020 adjusted EBITDA, compared with the second quarter 2019, primarily reflects: • A $6.4 million increase from higher transportation services due primarily to higher firm transportation revenue and a $13.5 million contract settlement, offset partially by lower interruptible revenue; and • A $4.4 million decrease in operating costs due primarily to reduced discretionary expenses and lower supplies expenses. -more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 6 The increase in adjusted EBITDA for the six-month 2020 period, compared with the same period last year, primarily reflects: • An $11.8 million increase from higher transportation services due primarily to higher firm transportation revenue and a $13.5 million contract settlement, offset partially by lower interruptible revenue; and • A $3.9 million decrease in operating costs due primarily to lower supplies expenses and employee-related costs. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on July 29, 2020. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 800-263-0877, pass code 5528862, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5528862. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports/2020 NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows: • Adjusted EBITDA is defined as net income (loss) adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items; • Distributable cash flow is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received from unconsolidated affiliates and certain other items; and • Dividend coverage ratio is defined as ONEOK’s distributable cash flow to ONEOK shareholders divided by the dividends paid in the period. -more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 7 These non-GAAP financial measures described above are useful to investors because they, and similar measures, are used by many companies in the industry as a measure of financial performance and are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. Adjusted EBITDA, ONEOK distributable cash flow and dividend coverage ratio should not be considered in isolation or as a substitute for net income (loss) or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income (loss). Additionally, these calculations may not be comparable with similarly titled measures of other companies. Reconciliations of net income (loss) to adjusted EBITDA, distributable cash flow and coverage ratio are included in the tables. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ONEOK’s news release issued on April 28, 2020, provided that, given the current environment, continued commodity price and market volatility, and uncertainty surrounding the COVID-19 pandemic, ONEOK was withdrawing its 2020 guidance expectations and 2021 outlook, originally provided on Feb. 24, 2020, as well as its prior dividend guidance, and that previously provided guidance and outlooks should no longer be relied upon. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “will,” ‘would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; -more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 8 • the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices; • the length, severity and reemergence of a pandemic or other health crisis, such as the recent outbreak of COVID- 19 and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the factors herein, reduce the demand for natural gas, NGLs and crude oil and significantly disrupt or prevent us and our customers and counterparties from operating in the ordinary course for an extended period and increase the cost of operating our business; • the timing and extent of changes in energy commodity prices, including changes due to production decisions by other countries, such as the failure of countries to abide by recent agreements to reduce production volumes; • economic climate and growth in the geographic areas in which we operate; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling, the shutting-in of production by producers, actions taken by federal, state or local governments to require producers to prorate or to cut their production levels as a way to address any excess market supply situations or extended periods of ethane rejection; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • demand for our services and products in the proximity of our facilities; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’, customers’ or shippers’ facilities; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • the profitability of assets or businesses acquired or constructed by us; • the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties; • the uncertainty of estimates, including accruals and costs of environmental remediation; • changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change; • the impact of uncontracted capacity in our assets being greater or less than expected; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • our ability to control construction costs and completion schedules of our pipelines and other projects; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives, production limits and authorized rates of recovery of natural gas and natural gas transportation costs; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and Federal Energy Regulatory Commission (FERC)-regulated rates; • the results of administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); -more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 9 • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the capital-intensive nature of our businesses; • the mechanical integrity of facilities operated; • risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt or have other adverse consequences; • actions by rating agencies concerning our credit; • our ability to access capital at competitive rates or on terms acceptable to us; • the impact and outcome of pending and future litigation; • performance of contractual obligations by our customers, service providers, contractors and shippers; • our ability to control operating costs and make cost-saving changes; • the impact of recently issued and future accounting updates and other changes in accounting policies; • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks; • the risk inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, including cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 pandemic; implementation of new software and hardware; and the impact on the timeliness of information for financial reporting; • operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; • the impact of potential impairment charges; and • the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ### -more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 10 ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2020 2019 2020 2019 (Thousands of dollars, except per share amounts) Revenues Commodity sales $ 1,343,557 $ 2,146,841 $ 3,152,177 $ 4,619,800 Services 317,172 310,734 645,224 617,733 Total revenues 1,660,729 2,457,575 3,797,401 5,237,533 Cost of sales and fuel (exclusive of items shown separately below) 940,458 1,625,794 2,217,386 3,582,171 Operations and maintenance 190,138 206,776 365,234 414,027 Depreciation and amortization 140,416 114,964 272,769 229,122 Impairment charges — — 604,024 — General taxes 34,326 30,937 66,270 64,427 (Gain) loss on sale of assets (339) 2,958 (543) 2,898 Operating income 355,730 476,146 272,261 944,888 Equity in net earnings from investments 25,328 34,118 69,955 77,599 Impairment of equity investments — — (37,730) — Allowance for equity funds used during construction 3,854 16,942 19,263 29,383 Other income 17,693 5,682 26,215 15,042 Other expense (6,176) (4,497) (10,171) (7,959) Interest expense (net of capitalized interest of $16,743, $26,799, $47,618 and $45,991, respectively) (218,968) (117,493) (359,584) (232,913) Income (loss) before income taxes 177,461 410,898 (19,791) 826,040 Income tax (expense) benefit (43,140) (98,935) 12,255 (176,869) Net income (loss) 134,321 311,963 (7,536) 649,171 Less: Preferred stock dividends 275 275 550 550 Net income (loss) available to common shareholders $ 134,046 $ 311,688 $ (8,086) $ 648,621 Basic earnings (loss) per common share $ 0.32 $ 0.75 $ (0.02) $ 1.57 Diluted earnings (loss) per common share $ 0.32 $ 0.75 $ (0.02) $ 1.56 Average shares (thousands) Basic 419,722 413,606 417,002 413,257 Diluted 420,116 415,049 417,002 415,141 -more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 11 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS June 30, December 31, (Unaudited) 2020 2019 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 945,732 $ 20,958 Accounts receivable, net 608,923 835,121 Materials and supplies 313,372 201,749 NGLs and natural gas in storage 201,883 304,926 Commodity imbalances 17,647 25,267 Other current assets 92,302 82,313 Total current assets 2,179,859 1,470,334 Property, plant and equipment Property, plant and equipment 22,622,747 22,051,492 Accumulated depreciation and amortization 3,641,574 3,702,807 Net property, plant and equipment 18,981,173 18,348,685 Investments and other assets Investments in unconsolidated affiliates 790,035 861,844 Goodwill and intangible assets 778,937 957,833 Other assets 262,463 173,425 Total investments and other assets 1,831,435 1,993,102 Total assets $ 22,992,467 $ 21,812,121 -more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 12 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) June 30, December 31, (Unaudited) 2020 2019 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 7,650 $ 7,650 Short-term borrowings — 220,000 Accounts payable 755,474 1,209,900 Commodity imbalances 108,245 104,480 Accrued taxes 77,752 75,422 Accrued interest 217,376 190,750 Operating lease liability 13,564 1,883 Other current liabilities 93,041 210,213 Total current liabilities 1,273,102 2,020,298 Long-term debt, excluding current maturities 14,276,232 12,479,757 Deferred credits and other liabilities Deferred income taxes 475,904 536,063 Operating lease liability 93,716 13,509 Other deferred credits 632,861 536,543 Total deferred credits and other liabilities 1,202,481 1,086,115 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at June 30, 2020, and December 31, 2019 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares, issued 474,916,234 shares and outstanding 444,196,627 shares at June 30, 2020; issued 445,016,234 shares and outstanding 413,239,050 shares at December 31, 2019 4,749 4,450 Paid-in capital 7,549,831 7,403,895 Accumulated other comprehensive loss (524,903) (374,000) Retained earnings (accumulated deficit) (7,536) — Treasury stock, at cost: 30,719,607 shares at June 30, 2020, and 31,777,184 shares at December 31, 2019 (781,489) (808,394) Total equity 6,240,652 6,225,951 Total liabilities and equity $ 22,992,467 $ 21,812,121 -more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 13 ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, (Unaudited) 2020 2019 (Thousands of dollars) Operating activities Net income (loss) $ (7,536) $ 649,171 Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 272,769 229,122 Impairment charges 641,754 — Equity in net earnings from investments (69,955) (77,599) Distributions received from unconsolidated affiliates 71,656 81,741 Deferred income tax expense (benefit) (13,541) 173,286 Other, net (25,944) (17,411) Changes in assets and liabilities: Accounts receivable 220,558 149,669 NGLs and natural gas in storage 103,043 111,717 Accounts payable (240,841) (268,057) Accrued interest 26,626 5,483 Risk-management assets and liabilities (139,724) 6,403 Other assets and liabilities, net (102,447) (75,574) Cash provided by operating activities 736,418 967,951 Investing activities Capital expenditures (less allowance for equity funds used during construction) (1,543,961) (1,720,164) Distributions received from unconsolidated affiliates in excess of cumulative earnings 18,081 77,249 Other, net (29,006) 10,854 Cash used in investing activities (1,554,886) (1,632,061) Financing activities Dividends paid (773,961) (711,534) Repayment of short-term borrowings, net (220,000) — Issuance of long-term debt, net of discounts 3,244,777 2,192,782 Debt financing costs (28,324) (11,914) Repayment of long-term debt (1,406,119) (503,825) Issuance of common stock 954,423 14,158 Other (27,554) (54,135) Cash provided by financing activities 1,743,242 925,532 Change in cash and cash equivalents 924,774 261,422 Cash and cash equivalents at beginning of period 20,958 11,975 Cash and cash equivalents at end of period $ 945,732 $ 273,397 -more-

ONEOK Announces Second Quarter 2020 Earnings

July 28, 2020

Page 14

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

	Three Months Ended June 30,		Six Months Ended June 30,	
(Unaudited)	2020	2019	2020	2019
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 99.2**	$ 110.3	**$ 193.6**	$ 213.6
Depreciation and amortization	**$ 69.1**	$ 46.3	**$ 126.9**	$ 92.7
Equity in net earnings from investments	**$ 7.8**	$ 16.0	**$ 23.1**	$ 33.5
Adjusted EBITDA	**$ 337.6**	$ 346.8	**$ 748.6**	$ 724.4
Raw feed throughput *(MBbl/d)* (a)	**1,010**	1,108	**1,050**	1,068
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix (*$/gallon*)	**$ 0.00**	$ 0.06	**$ 0.01**	$ 0.08
Capital expenditures	**$ 459.8**	$ 591.8	**$ 1,206.0**	$ 1,231.1

(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.

	Three Months Ended June 30, 2020	2019	Six Months Ended June 30, 2020	2019
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 74.7**	$ 82.5	**$ 162.4**	$ 171.8
Depreciation and amortization	**$ 55.4**	$ 53.6	**$ 114.2**	$ 106.2
Equity in net loss from investments	**$ (2.1)**	$ (1.6)	**$ (1.3)**	$ (2.8)
Adjusted EBITDA	**$ 88.7**	$ 186.6	**$ 248.4**	$ 338.9
Natural gas gathered (*BBtu/d*) (a)	**2,225**	2,762	**2,497**	2,699
Natural gas processed (*BBtu/d*) (a) (b)	**2,067**	2,563	**2,317**	2,503
NGL sales (*MBbl/d*) (a)	**180**	223	**210**	218
Residue natural gas sales (*BBtu/d*) (a) (b)	**1,084**	1,230	**1,142**	1,180
Average fee rate (*$/MMBtu*) (a)	**$ 0.71**	$ 0.93	**$ 0.78**	$ 0.92
Capital expenditures	**$ 118.2**	$ 213.2	**$ 299.8**	$ 428.4

(a) - Includes volumes for consolidated entities only.

(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.

	Three Months Ended June 30, 2020	2019	Six Months Ended June 30, 2020	2019
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 30.9**	$ 35.3	**$ 65.6**	$ 69.5
Depreciation and amortization	**$ 14.9**	$ 14.2	**$ 29.7**	$ 28.3
Equity in net earnings from investments	**$ 19.7**	$ 19.8	**$ 48.2**	$ 46.9
Adjusted EBITDA	**$ 109.8**	$ 100.5	**$ 222.4**	$ 207.2
Natural gas transportation capacity contracted (*MDth/d*) (a)	**7,314**	7,595	**7,553**	7,538
Transportation capacity contracted (a)	**94%**	98%	**97%**	98%
Capital expenditures	**$ 10.9**	$ 21.4	**$ 27.5**	$ 50.1

(a) - Includes volumes for consolidated entities only.

-more-

ONEOK Announces Second Quarter 2020 Earnings July 28, 2020 Page 15 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2020 2019 2020 2019 (Thousands of dollars, except per share amounts) Reconciliation of net income (loss) to adjusted EBITDA and distributable cash flow Net income (loss) $ 134,321 $ 311,963 $ (7,536) $ 649,171 Interest expense, net of capitalized interest 218,968 117,493 359,584 232,913 Depreciation and amortization 140,416 114,964 272,769 229,122 Income tax expense (benefit) 43,140 98,935 (12,255) 176,869 Impairment charges — — 641,754 — Noncash compensation expense (benefit) (a) 957 5,115 (345) 10,655 Equity AFUDC and other noncash items (3,853) (16,047) (19,262) (28,825) Adjusted EBITDA (b) 533,949 632,423 1,234,709 1,269,905 Interest expense, net of capitalized interest (218,968) (117,493) (359,584) (232,913) Maintenance capital (26,208) (43,676) (51,397) (85,054) Equity in net earnings from investments (25,328) (34,118) (69,955) (77,599) Distributions received from unconsolidated affiliates 41,211 99,527 89,737 158,990 Other (b) (4,125) 3,865 (20,649) 14,001 Distributable cash flow $ 300,531 $ 540,528 $ 822,861 $ 1,047,330 Dividends paid to preferred shareholders (275) (275) (550) (550) Distributable cash flow to common shareholders $ 300,256 $ 540,253 $ 822,311 $ 1,046,780 Dividends paid $ (387,019) $ (357,056) $ (773,411) $ (710,984) Distributable cash flow in excess of (less than) dividends paid $ (86,763) $ 183,197 $ 48,900 $ 335,796 Dividends paid per share $ 0.935 $ 0.865 $ 1.870 $ 1.725 Dividend coverage ratio 0.78 1.51 1.06 1.47 Number of shares used in computation (thousands) 413,924 412,782 413,589 412,165 (a) Amounts for the three and six months ended June 30, 2020, include a loss of $4.4 million and benefit of $14.4 million, respectively, related to the mark-to-market of ONEOK’s share-based deferred compensation plan. (b) Amounts for the three and six months ended June 30, 2020, include benefits of $4.3 million and $20.0 million, respectively, related to gains on open market repurchases of debt.